UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 28, 2024
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Sunrun Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37511	26-2841711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600 California Street, Suite 1800
San Francisco, California 94108
(Address of principal executive offices, including zip code)
(415) 580-6900
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RUN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director
On October 28, 2024, the board of directors (the “Board”) of Sunrun Inc. (the “Company”), upon the recommendation of the Nominating, Governance and Sustainability Committee of the Board, increased the size of the Board from nine to ten directors, and appointed John Trinta as a Class I director, effective October 28, 2024. Mr. Trinta’s term as a Class I director continues until the Company’s 2025 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The Board also appointed Mr. Trinta to serve on the Audit Committee of the Board.
Prior to joining the Board, Mr. Trinta held several executive positions at Deloitte & Touche LLP (“Deloitte”) from June 1998 to May 2020, including as the CEO of Deloitte Financial Advisory Services, Deputy CEO of Advisory Services, Partner in Charge of Americas Financial Advisory Services, and Deputy National Managing Partner in Tax Services. Mr. Trinta also served on Deloitte’s U.S. and Functional Global Board of Directors from 2003 to 2005. During his time at Deloitte, Mr. Trinta spearheaded Deloitte’s merger of its Financial Advisory and Risk practices and co-led Deloitte’s purchase and integration of various tax and advisory businesses.
Mr. Trinta received a B.S. in Business Administration with a concentration in accounting from California State University, Chico, and a M.S. in Taxation from Golden Gate University.
Mr. Trinta was selected to serve on our Board because of his deep expertise in finance, accounting, and tax, along with his strong leadership experience.
As a non-employee director of the Company, Mr. Trinta is eligible to receive compensation pursuant to the Company’s Amended and Restated Non-Employee Director Pay Policy, a copy of which was previously filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

There is no arrangement or understanding between Mr. Trinta and any other person pursuant to which he was selected as a director, and there is no family relationship between Mr. Trinta and any of the Company’s other directors or executive officers. There are no transactions between Mr. Trinta and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Trinta’s election to the Board, the Company and Mr. Trinta entered into the Company’s standard form of indemnification agreement, the form of which was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 22, 2015 (File No. 333-205217).
Item 7.01 Regulation FD Disclosure.
On October 29, 2024, the Company issued a press release announcing the appointment of Mr. Trinta to the Board. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information included in Item 7.01 of this Current Report (including Exhibit 99.1 hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 29, 2024, issued by Sunrun Inc.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRUN INC.

By:	/s/ Jeanna Steele
Jeanna Steele Chief Legal Officer and Chief People Officer

Date: October 29, 2024